Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Class A Common Stock, $0.001 par value per share, of GameStop Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 12, 2020

Permit Capital Enterprise Fund, L.P.

By:	/s/ John Broderick
	Name:	John Broderick
	Title:	Partner

Permit Capital, LLC

By:	/s/ John Broderick
	Name:	John Broderick
	Title:	Partner

Permit Capital GP, L.P.

By:	/s/ John Broderick
	Name:	John Broderick
	Title:	Partner

/s/ John Broderick
John Broderick